UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2016

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Amgen Inc. One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On October 14, 2016, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Ellen J. Kullman as a director of the Company, effective October 14, 2016. Ms. Kullman is the former President, Chair and Chief Executive Officer of E.I. du Pont de Nemours and Company, or DuPont, a science and technology-based company, where she served from January 2009 to October 2015. Prior to this, Ms. Kullman served as President of DuPont from October 2008 to January 2009. From June 2006 through September 2008, she served as Executive Vice President. Prior to that, Ms. Kullman was Group Vice President, DuPont Safety and Protection. Ms. Kullman has been a director of United Technologies Corporation, a technology products and services company, since 2011, serving on its Committee on Compensation and Executive Development and Chairing its Committee on Governance and Public Policy. Ms. Kullman served as a director of General Motors, from 2004 to 2008, serving on its Audit Committee.

Ms. Kullman has also served as a director of Carbon3D, Inc., a privately-held 3D printing company, since April 2016. Ms. Kullman has served on the Board of Trustees of Tufts University since 2006 and on the Board of Overseers of Tufts University School of Engineering since 2006. She served as Chair of the US-China Business Council from 2013 to 2015. In 2016, Ms. Kullman joined the board of directors of Dell Technologies, a privately-held technology company, and the Temasek Americas Advisory Panel of Temasek Holdings (Private) Limited, a privately-held investment company based in Singapore. Ms. Kullman received a bachelor of science in mechanical engineering degree from Tufts University and a master’s degree from the Kellogg School of Management at Northwestern University.

Ms. Kullman will serve as a member of the Audit Committee and the Governance and Nominating Committee of the Board. Following the appointment of Ms. Kullman, the Board will comprise 14 directors, 13 of whom are independent.

There are no transactions between Ms. Kullman (or any member of her immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Ms. Kullman and any other persons or entities pursuant to which Ms. Kullman was appointed as a director of the Company.

Upon her appointment to the Board, Ms. Kullman became entitled to receive a pro-rated portion of the annual retainer of $100,000 through December 31, 2016 and will receive $2,000 for each committee meeting she attends in person ($1,000 for telephonic attendance). In accordance with the Company’s policy, Ms. Kullman will also be entitled to reimbursement of her expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Further, under the provisions of the Amgen Inc. 2009 Director Equity Incentive Program, as amended and restated December 13, 2012, with an effective date of January 1, 2013, and subsequently amended March 6, 2013, under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and restated on May 22, 2013 and subsequently amended March 4, 2015, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant. Subsequent to her appointment, Ms. Kullman will receive a pro-rated portion of the annual grant of restricted stock units. Pursuant to such director equity program, such restricted stock units vest immediately as of the date of grant.

The full text of the press release announcing Ms. Kullman’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description

99.1	Press release dated October 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 14, 2016	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated October 14, 2016.

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